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================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                               AUGRID CORPORATION
                                ----------------
             (Exact name of registrant as specified in its charter)

         Nevada                           3670                    88-0219656
       --------                           ----                     ---------
(State or other jurisdiction of (Primary  Standard Industrial (I.R.S. Employer
incorporation or organization)   Classification Code Number  Identification No.)

                              2275 East 55th Street
                              Cleveland, Ohio 44103
                                 (216) 426-1589
                       -----------------------------------
               (Address of Principal Executive Office) (Zip Code)

                         Commission File No.: 000-28661

                           Various Compensation Plans
                                -----------------
                            (Full title of the plan)

                               Muhammad J. Shaheed
                           President, CEO and Chairman
                              2275 East 55th Street
                              Cleveland, Ohio 44103
                                 (216) 426-1589
                        ---------------------------------
           (Name and address including zip code and Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

==================================================================================================
                                            Proposed Proposed
Title of                   Amount           Maximum  Maximum                        Amount of
Securities to              to be            Offering Price    Aggregate             Registration
Be Registered              Registered       Per Share (1)     Offering Price (1)    Fee
----------------           ---------        ----------        -----------------     ---------
Common Stock,              13,900,000       $.0225            $312,750              $287.73
par value $.0001
per share
--------------------------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, based on the closing price of the Common
Stock, as reported by the OTC Bulletin Board, on March 3, 2003.
==================================================================================================


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         Pursuant to the Note to Part I of the Form S-8, the information required by Part I is not filed with the Securities and Exchange Commission.


ITEM 2.  INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

Registrant will provide without charge to each person to whom a copy of a
Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference. Requests for such information should be directed to Muhammad J. Shaheed, President, CEO and Chairman, 2275 East 55th Street Cleveland, Ohio 44103 (216) 426-1589.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         -----------------------------------------------

         The following documents previously filed with the Commission pursuant to the 1934 Act are hereby incorporated in this prospectus by reference:

         1. Augrid Corporation's Annual Report on Form 10-KSB for the year ended December 31, 2001;

         2. Augrid Corporation's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2002; and

        3. All reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 27, 1999.

         All documents filed by Augrid Corporation, pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this prospectus. Any information incorporated by reference shall be modified or superseded by any information contained in this prospectus or in any other document filed later with the Commission, which modifies or supersedes such information. Any information that is modified or superseded shall become a part of this prospectus as the information has been so modified or superseded.

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         We will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents). Please direct such requests to Muhammad J. Shaheed, President, CEO and Chairman, Augrid Corporation, Muhammad J. Shaheed, President, CEO and Chairman, 2275 East 55th Street Cleveland, Ohio 44103 (216) 426-1589

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the time a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES
         -------------------------
         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------
         Not Applicable


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------
            Nevada law provides that a director or an officer of a corporation will not be personally liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This limitation of liability does not apply to liabilities arising under federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

            Nevada law provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against attorneys' fees and other expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person was or is a party or is threatened to be made a party by reason of such person being or having been a director, officer, employee or agent of the

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corporation, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. However, indemnification is not available to such person if (i) his act or failure to act constituted a breach of his fiduciary duties as a director or officer, and (ii) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

            The Nevada General Corporation Law provides that the foregoing provisions are not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

            The Company's bylaws provide that the Company is required to indemnify each director, officer and employee against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of being or having been a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, unless he is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties. In the event of a settlement, the Company will indemnify him only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company.

            The Company's bylaws also permit the Company to obtain insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------
         Not applicable


ITEM 8.  EXHIBITS.
         --------
3.1      Articles of Incorporation of the Company, as amended (1)

3.2      By-laws of the Company, as amended (1)

4.1      Consulting Agreement with Greenbridge Management Inc. (2)

4.2      Consulting Agreement with Farhad Walji (2)

4.3      Retainer Agreement with Michael S. Krome (2)

5.1      Opinion of Michael S. Krome, Esq. (2)

23.1     Consent of Henry L. Creel Co., Inc., Independent Auditor (2)

24.1     Consent of Michael S. Krome (included in Exhibit 5.1)

          (1) Incorporated by reference from the Company's Amended Report on Form 10-SB, filed with the Commission on December 27, 1999, and as amended thereafter, and incorporated herein by reference.

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          (2)  Filed herewith


ITEM 9.  UNDERTAKINGS.

         The undersigned the Company hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;
        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
         (b) The undersigned the Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Cleveland, State of Ohio March 5, 2003.

                                              Augrid Corporation

                                              By:   /s/ M. J. Shaheed
                                              ------------------------------
                                              M. J. Shaheed

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. J. Shaheed, his attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signatures                        Title                             Date
-------------                     --------                          ----------
/s/ M.J. SHAHEED                  Chairman of the Board,          March 5, 2003
---------------                   President and Chief
M. J. Shaheed                     Executive Officer

/s/ MARY F. SLOAT- HOROSZKO       Treasurer/Secretary             March 5, 2003
------------------                Director
Mary F. Sloat-Horoszko

/s/ ESSA MASHNI                   Director                        March 5, 2003
-----------------
Essa Mashni

/s/ MICHAEL YOUNG                 Director                        March 5, 2003
-----------------------
Michael Young

/s/ STAN S. CHAPMAN               Director                        March 5, 2003
--------------
Stan S. Chapman

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EXHIBIT INDEX
EXHIBIT
NUMBER            DESCRIPTION
-------           -----------
3.1      Articles of Incorporation of the Company, as amended (1)
3.2      By-laws of the Company, as amended (1)
4.1      Consulting Agreement with Greenbridge Management Inc. (2)
4.2      Consulting Agreement with Farhad Walji (2)
4.3      Retainer Agreement with Michael S. Krome (2)
5.1      Opinion of Michael S. Krome, Esq. (2)
23.1     Consent of Henry L. Creel Co., Inc., Independent Auditor (2)
24.1     Consent of Michael S. Krome (included in Exhibit 5.1)

     (1) Incorporated by reference from the Company's Amended Report on Form 10-SB, filed with the Commission on December 27, 1999, and as amended thereafter, and incorporated herein by reference.
     (2) Filed herewith

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